Exhibit 4.2










     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THE SECURITIES. THE ISSUE DATE OF THIS SECURITY IS MAY 31, 1995. THIS SECURITY HAS BEEN ISSUED WITH $30.40 OF OID PER $1,000 OF PRINCIPAL AMOUNT. THE YIELD TO MATURITY IS 1.00%. THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $0.028 PER $1,000 OF PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD.

REGISTERED                                                      PRINCIPAL AMOUNT
No. IX-           CUSIP No. 194 16QBY5                          $25,000,000


                            COLGATE-PALMOLIVE COMPANY
                           MEDIUM-TERM NOTE, SERIES B
                                    (Indexed)

                 NIKKEI 300 STOCK INDEXED NOTES DUE JUNE 1, 1998



     COLGATE-PALMOLIVE COMPANY, a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Redemption Amount (as defined below) on the Stated Maturity Date (as defined below).

     Payment of the Redemption Amount at maturity with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     The Nikkei 300 Stock Indexed Notes (the "Notes") of the Company have been issued at 100% of the principal amount thereof, provide for no periodic payments of interest and will mature on June 1, 1998 (the "Stated Maturity Date"). The Redemption Amount on the Stated Maturity Date will be determined by reference to the Nikkei Stock Index 300 or a Successor Index (together or as applicable the "Index" or the "Nikkei 300 Index"), subject to a minimum Redemption Amount (calculated as the sum of the Principal Redemption Amount (as defined below) and the Supplemental Redemption Amount (as defined below)) of 103.04% of the face amount of the Notes.

     The Notes are not redeemable at the option of the Company or repayable at the option of a beneficial owner prior to the Stated Maturity Date and do not provide for any sinking fund.

     Goldman, Sachs & Co. will act as Calculation Agent with respect to the Notes.

Redemption Amount:
- -----------------

     Except as provided below, a beneficial owner of a Note will be entitled to receive, at the Stated Maturity Date, a redemption amount (the "Redemption Amount") in U.S. dollars equal to 100% of the face amount of the Note (the "Principal Redemption Amount") plus a Supplemental Redemption Amount (the "Supplemental Redemption Amount") equal to the greater of:

     i) 3.04% of the face amount of the Note (the "Minimum Supplemental Redemption Amount"), and

     ii) an amount equal to the face amount of the Note multiplied by a percentage calculated as follows:

                    Final Index Value - Initial Index Value
          114.4% x [--------------------------------------- ]
                              Initial Index Value

provided, however, that in no case will such Redemption Amount (calculated as the sum of the Principal Redemption Amount and the Supplemental Redemption Amount) be less than 103.04% of the face amount of the Note.

     "Index Business Day" is a day that is (or, but for the existence of a Market Disruption Event, would have been) a trading day on which the Tokyo Stock Exchange and the Osaka Securities Exchange are open for business, other than a day on which trading is scheduled to close prior to the regular weekday closing time.

     "Calculation Period" is the six consecutive Index Business Days ending on, and including, May 29, 1998.

     "Index Sponsor" is Nihon Keizai Shimbun, Inc. ("NKS").

     "Initial Index Value" is 245.92.

     "Closing Index Value" is the value of the Index at the close of business on the Tokyo Stock Exchange on any Index Business Day as determined by the Calculation Agent.

     "Final Index Value" will be determined by the Calculation Agent and will equal the arithmetic average of the Closing Index Values on the first Index Business Day in the Calculation Period and each successive Index Business Day up to and including the last Index Business Day in the Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such Closing Index Values for five Index Business Days.

     Notwithstanding the foregoing, if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on any Index Business Day during the Calculation Period, then the Final Index Value will equal the arithmetic average of the Closing Index Value on each Index Business Day during the Calculation Period on which a Market Disruption Event did not occur or is not continuing. If there is a Market Disruption Event on each of the six Index Business Days during the Calculation Period, then the Calculation Agent shall determine the Final Index Value as the market closing value of the Index on the last Index Business Day (subject to "Index Adjustment" described herein) in accordance with the method for calculating the Index last in effect prior to the commencement of the Market Disruption Event using the Tokyo Stock Exchange trade price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the Tokyo Stock Exchange trade price that would have prevailed but for that suspension or limitation) on that sixth Index Business Day of each security comprising the Index.

Market Disruption Event:
- -----------------------

     Market Disruption Event means the occurrence or existence on any Index Business Day of:

     (i) any suspension of or limitation imposed on trading (by reason of movement in price exceeding limits permitted by the relevant exchange or otherwise) on the Tokyo Stock Exchange in securities that comprise the Index, or on the Osaka Securities Exchange in options and futures contracts in the Index or securities that comprise the Index if, in the determination of the Calculation Agent, such suspension or limitation is material, or

    (ii) there shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is, in the judgment of the Calculation Agent, so material and adverse as to make it impracticable or inadvisable to proceed with calculation of the Principal Redemption Amount of the Note on the terms and in the manner contemplated herein.

     For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of the security to the level of the Index shall be based on a comparison of (i) the portion of the level of the Index attributable to that security relative to (ii) the overall level of the Index, in each case immediately before that suspension or limitation.

     The Calculation Agent shall as soon as reasonably practicable under the circumstances notify the Paying Agent and the Company of the existence or occurrence of a Market Disruption Event on the day that but for the occurrence or existence of a Market Disruption Event would have been a Calculation Date.

Index Adjustment:
- ----------------

     If the Nikkei 300 Index is (i) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Calculation Agent or (ii) replaced by a successor or substitute index (the "Successor Index") using, in the determination of the Calculation Agent, the same or a substantially similar formula for a method of calculation as used in the calculation of the Index, then the index so calculated and announced by that successor sponsor or that Successor Index, as the case may be, will be deemed to be the Index for purposes of computing the Principal Redemption Amount.

     If (i) on or prior to the final Calculation Date during the Calculation Period the Index Sponsor makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) on any Calculation Date during the Calculation Period the Index Sponsor fails to calculate and announce the Index, then the Calculation Agent shall calculate the Closing Index Value or Final Index Value, as the case may be, using, in lieu of a published level for the Index, the level for that Index as determined by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to that change or failure, but using only those securities that comprised the Index immediately prior to that change or failure (other than those securities that have since ceased to be listed on the Tokyo Stock Exchange).

Events of Default and Acceleration:
- ----------------------------------

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will be equal to the amount that would be payable as though the Stated Maturity Date of the Notes was the date on which early repayment is due, and the Final Index Value was calculated based on the Closing Index Value of the Index on the date of early repayment, or the first succeeding Index Business Day in the event that the date of early repayment is not an Index Business Day.

General:
- -------

     Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized series of securities of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of November 15, 1992 (herein called the "Indenture") between the Company and The Bank of New York, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes
are to be authenticated and delivered.   The Bank of New York shall act as
Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise. The term "Securities," as used in this Note, refers to all securities issued and issuable from time to time under the Indenture and includes the Notes.

     Except as otherwise provided in the Indenture, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be adversely affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $100,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

     [FACSIMILE OF SEAL]           COLGATE-PALMOLIVE COMPANY



                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


Attest:



By:
    ---------------------------
     Name:
     Title:



CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated therein
referred to in the within-mentioned
Indenture.

The Bank of New York,
  as Trustee



By:                                Dated:
     ------------------------             --------------
     Authorized Signatory

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.)
                                     -------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
           ---------------------------------------------------------------------
                                  attorney to transfer said Note on the books of
- ---------------------------------
the Company with full power of substitution in the premises.


Dated:
       ----------      --------------------------------------------
     NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--................Custodian..........
                                  (Cust)

                                     (Minor)

               Under Uniform Gifts to Minors Act
               .................................
                           (State)

          TEN ENT--as tenants by the entireties
          JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.


































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